March 1, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington,  DC  20549

     RE:  Templeton Global Investment Trust
          (File Nos. 33-73244)

Dear Sirs:

     Enclosed for filing pursuant to Rule 497(e) under the Securities Act of 1933 is a copy of a supplement dated March 1, 1996, to the Prospectus of Templeton Growth and Income Fund (a series of Templeton Global Investment Trust) dated July 10, 1995 as amended December 6, 1995.

Sincerely,


/s/ JOHN K. CARTER
John K. Carter
Associate Counsel